CLUCKCORP INTERNATIONAL, INC.
                          1250 N.E. Loop 410, Suite 335
                            San Antonio, Texas 78209


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 1997


     To the shareholders of CluckCorp International, Inc.:

     The Annual Meeting of the shareholders of CluckCorp International, Inc. (the "Company") will be held at the Company's executive offices, 1250 N.E. Loop 410, Suite 335, San Antonio, Texas 78209, at 10:00 A.M. on June 11, 1997, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect five directors of the Company.

     2. To approve an increase in the number of shares reserved for issuance under the Company's 1994 Stock Option Plan from 250,000 shares to 500,000 shares.

     3. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 25, 1997 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            William J. Gallagher
                                            Chief Executive Officer

April 30, 1997

                                 PROXY STATEMENT

                          CLUCKCORP INTERNATIONAL, INC.
                          1250 N.E. Loop 410, Suite 335
                            San Antonio, Texas 78209
                            Telephone: (210) 824-2496

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 11, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CluckCorp International, Inc. (the "Company"), a Texas corporation, of $.01 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 A.M. on June 11, 1997, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about April 30, 1997. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named and for the proposed increase in Common Stock reserved for issuance under the 1994 Stock Option Plan. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve all proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 25, 1997 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 2,366,030 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of April 25, 1997, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group. All shares are owned beneficially and of record. The address of all persons is in care of the Company at 1250 N.E. Loop 410, Suite 335, San Antonio, Texas 78209.

                                                     Number of
                                                     Shares of
                                                      Common
                                                    Stock Owned            Percent of
                                                     of Record            Common Stock
       Name                                      and Beneficially             Owned
       ----                                      ----------------             -----

William J. Gallagher(1)(2)                             146,667                 5.9%
Larry F. Harris(3)                                       -0-                  - 0 -
Sam Bell Steves Rosser(1)                               66,666                 2.8%
Michael M. Hogan(4)                                    265,000                11.1%
Theodore M. Heesch(5)                                   25,000                 1.0%
JEB Investment Company(6)                              240,000                10.1%
All officers and directors                             478,333                20.0%
as a group (6 persons)(2)(3)(4)(5)(6)

----------
(1) Messrs. Gallagher and Rosser may be deemed to be "promoters" and "founders" of the Company as those terms are defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(2) Includes stock options to purchase up to 100,000 shares of Common Stock at $6.00 per share which vest in July 1997.
(3) Mr. Harris has been granted options to purchase 40,000 shares at $6.00 per share, which vest in August 1997.
(4) Represents 240,000 shares owned by JEB Investment Company of which Mr. Hogan is the President and a principal stockholder, and stock options to purchase up to 25,000 shares of Common Stock at $6.00 per share.
(5) Represents stock options to purchase up to 25,000 shares of Common Stock at $6.00 per share which vest in July 1997.
(6) Michael M. Hogan, a director of the Company, is the President and a principal (and the controlling) stockholder of JEB Investment Company. The JEB Investment Company shares are currently the subject of a foreclosure action by WaterMarc Food Management, Inc. See "Certain Transactions."

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect five directors of the Company. Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company.


                                                                                          Officer or
       Name                          Age                 Office                         Director Since
       ----                          ---                 ------                         --------------

William J. Gallagher(1)(2)           57            Chairman of the Board of              June 1993
                                                   Directors and Chief
                                                   Executive Officer

Larry F. Harris                      38            President, Chief Operating            October 1996
                                                   Officer and Director

Sam Bell Steves Rosser               33            Vice President - Development,         June 1993
                                                   Treasurer and Director

Michael M. Hogan(1)(2)               48            Director                              August 1996

Theodore M. Heesch(1)(2)             60            Director                              August 1996

Joseph Fazzone                       36            Chief Financial Officer               January 1997


------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

     On August 12, 1996, Jeffrey M. Morehouse resigned as a director and on November 25, 1996, Henry H. Salzarulo resigned as a director. On December 9, 1996, D.W. Gibbs resigned as Chief Executive Officer and a director. On December 9, 1996, William J. Gallagher, the Company's Chairman, assumed the duties of Chief Executive Officer and in the same date Larry F. Harris, the Company's Executive Vice President, was appointed President and a director.

     Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other except Mr. Rosser who is Mr. Gallagher's son-in-law. Directors not employed by the Company receive $750 each for attending Board of Directors' meetings and are reimbursed for out-of-pocket expenses.

Background

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     William J. Gallagher has been President of Jagbanc Capital Ltd., a merchant bank headquartered in San Antonio, Texas since September 1994. From February 1991 to September 1994, Mr. Gallagher was the founder and then Chairman and CEO of WaterMarc Food Management, Inc., which operated 32 Marcos Mexican Restaurants, Billy Blues Barbecue Grills, Longhorn Cafes and BBQ Pete's restaurants and sold Chris' Pitts and Billy Blues Bar-B-Q sauce. From February 1990 until September 1992, Mr. Gallagher was a Vice President at Kemper Securities. Prior to 1990, Mr. Gallagher founded or co-founded several companies including Sunny's National Stores (a 150-unit convenience store chain in Texas), American Drive-Inn (an 18-unit drive-in restaurant chain in Houston, Texas) and the Guadalupe Valley Winery in New Braunfels, Texas. Mr. Gallagher also served as a director of Cluckers Wood Roasted Chicken, Inc., the developer and franchiser of the "Cluckers" restaurant concept, from June 1993 to November 1994. He is the Company's Chairman and Chief Executive Officer for which he devotes approximately 90% of his time to the Company's affairs.

     Larry F. Harris joined the Company in October 1996 as its Executive Vice President and Chief Operating Officer and was appointed its President in December 1996. From December 1994 to September 1996 he was Chief Operating Officer for a Monterey Pasta Company franchisee. From June 1994 to December 1994, he was director of operations for a Boston Market area developer and from 1984 to 1992, he was employed by Pizza Hut, Inc. in various capacities including National Director of Operations for Mexico.

     Sam Bell Steves Rosser joined the Company in June 1993, as its president and assumed the duties of Vice President Development in March 1995. He was employed by Olive Garden restaurants as a member of the store operating staff from March 1992 until May 1993. From October 1988 until December 1991, he was employed by Dwight L. Lieb, a real estate developer, as a commercial property manager and leasing agent.

     Michael M. Hogan received his BBA degree in accounting from the University of Texas at Austin in 1972 and has been engaged in the private practice of accounting since 1975. His practice emphasizes restaurant formation, operation and financing. From 1987 to 1989, he was a co-founder and Chief Financial Officer of the 18 unit American Drive-Inns restaurants in Houston, Texas and in 1990 was one of the founders of two Tejas Grill restaurants in Austin, Texas. Mr. Hogan has provided consulting services to the Company from time to time amounting to less than $5,000 for the year ended December 29, 1996.

     Theodore M. Heesch has been a registered architect specializing in restaurant and hotel design since 1967. From 1981 to 1987, he was employed by McFaddin Kendrick, Inc., an entertainment club developer, as Executive Vice President. In 1988, Mr. Heesch formed TMHI to offer consulting services to the hospitality industry, specializing in the design and development of food and beverage facilities. In June 1994, Mr. Heesch became Senior Vice President of Development for McFaddin Partners, a restaurant developer.

     Joseph Fazzone has provided accounting and financial consulting services in San Antonio, Texas as a sole practitioner since November 1994. From December 1991 to November 1994, he served as Chief Financial Officer of WaterMarc Food Management, Inc., a restaurant operator and franchisor founded by Mr. Gallagher. From 1990 to 1991, he served as Corporate Controller of TI-IN Network, Inc., a San Antonio based educational satellite broadcasting network. From 1989 to 1990, he served as Manager-Corporate Planning and Financial Analysis of Intelogic Trace, Inc., a nationwide computer service provider. From 1984 to 1989, Mr. Fazzone served as an Audit Manager with the San Antonio office of Ernst & Young. Mr. Fazzone devotes approximately 60% of his time to the Company's affairs. Mr. Fazzone is a certified public accountant, having received a B.B.A. degree in accounting from Southwest Texas State University and an M.B.A. degree from the University of Texas at San Antonio.

Significant Employees

     Manuel P. Ortiz has been the Company's Director of Operations since November 1996. He managed and co-owned Country Fair restaurant from 1990 to 1992, and was a managing partner of the Boston Market area developer in Dallas, Texas where he was involved in the development of several Boston Market restaurants from 1992 to 1994. From 1994 until he joined the Company in November 1996, he was the General Manager in Texas for Red Robin International.

     Richard N. Trimble has been the Company's Vice President of Operations since May 1995 and its Director of Franchise Operations since November 1996. Mr. Trimble joined Church's Fried Chicken ("Church's") in 1971, and was its District Manager for East Texas from 1973 to 1982 and its Director of Operations for St. Louis, Missouri from 1982 to 1986. From 1986 to 1989, Mr. Trimble was Regional Vice President of Church's for southeast U.S. operations, directing the operations of approximately 250 restaurants. From February 1989 to December 1993, he was a Church's franchisee in East Texas, operating two restaurants and from December 1993 until he joined the Company in May 1995, he was an independent restaurant consultant.

Executive Compensation

     The following table sets forth certain information concerning compensation paid to the Company's executive officer for the years ended December 29, 1996 and December 31, 1995 and 1994.


                           Summary Compensation Table

                                                    Annual                               Long-Term
                                                 Compensation                          Compensation
                                                 ------------                          ------------
     Name and                                                          Other Annual       Awards         All Other
Principal Position                Year        Salary        Bonus      Compensation       Options      Compensation
------------------                ----        ------        -----      ------------       -------      ------------

Sam Bell Steves Rosser            1995        $49,500         $0            $0              $0              $0
    Vice President,
    Treasurer and                 1994         49,800          0             0               0               0
    Director

D.W. Gibbs                        1996         73,214          0             0               0               0
    Chief Executive               1995         30,750          0             0               0               0
    Officer, President
    and Director

William J. Gallagher              1996         79,209          0         3,640               0               0
    Chairman and                  1995         59,211          0             0               0               0
    Chief Executive
    Officer

----------

     On March 17, 1995, the Company entered into an employment agreement through December 31, 1995 and monthly thereafter, with D.W. Gibbs, the Company's former Chief Executive Officer and a director, pursuant to which the Company agreed to pay Mr. Gibbs $3,000 per month through December 31, 1995, and $6,250 per month thereafter and issue to him options to purchase 80,000 shares of the Company's Common Stock at $2.50 per share exercisable until March 31, 2000. The stock options vest at the rate of options to purchase 16,000 shares per year commencing with the year ending March 31, 1996. Mr. Gibbs resigned on December 9, 1996 at which time he earned options to purchase a total of 16,000 shares. Mr. Gibbs advised the Company that he might seek legal counsel if the Company and he could not negotiate separation compensation. Mr. Gibbs did not have an employment agreement with the Company at the time of his resignation and accordingly, the Company did not negotiate separation compensation.

     In August 1995, the Company entered into a five-year employment agreement with William J. Gallagher, its Chairman, to act as its franchise sales director based upon a salary equal to the greater of $75,000 per year or 20% of all franchise and area development fees paid to the Company, together with 5% of all royalty fees received by the Company under any franchise agreements and area development agreements which were executed during the time of Mr. Gallagher's employment agreement. Mr. Gallagher was appointed Chief Executive Officer of the Company in December 1996 and continues to be responsible for franchise and area development sales. In September 1996, Mr. Gallagher's employment agreement was amended to increase his base salary from $75,000 to $90,000 per year.

     Larry F. Harris, the Company's President, is paid a base salary of $90,000 per year and is entitled to incentive bonuses aggregating up to an additional $90,000 computed under a formula based upon the number of Company operated Restaurants in operation and gross revenues in connection with the Restaurants.

     Proposal to Increase Shares Reserved Under the Company's 1994 Stock Option Plan

     In July 1994, the Company adopted its 1994 Stock Option Plan (the "Plan"), which provides for the grant to employees, officers, directors and consultants of options to purchase up to 250,000 shares of Common Stock, consisting of both "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code") and "non-qualified" options. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees of the Company. The Company proposes to increase the number of shares reserved for issuance under the Plan to 500,000 shares.

     The Plan is administered by the Board of Directors, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock subject to an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option is established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to these limitations.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

     Options under the Plan must be granted within ten years from the effective date of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares. Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee of the Company become available once again for issuance.

     As of April 25, 1997, options to purchase 237,000 shares have been granted under the Plan, of which 215,000 options have been issued to the Company's executive officers and directors, as follows. None of such options have vested or have been exercised.

                                     Number of             Exercise
     Name                         Options Granted           Price         Expiration Date
     ----                         ---------------           -----         ---------------

William J. Gallagher                 100,000                $6.00          September 2001
Larry F. Harris                       40,000                 6.00          September 2001
Theodore M. Heesch                    25,000                 6.00          September 2001
Michael M. Hogan                      25,000                 6.00          September 2001
Joseph Fazzone                        25,000                 6.00            January 2002
                                     -------
Totals                               215,000

     The Company's Board of Directors recommends that the shareholders approve the proposal to increase the number of shares reserved for issuance under the Plan to 500,000 shares. The Board of Directors believes that options issuable under the Plan assist the Company in hiring and retaining officers, directors, key employees and consultants by providing an additional financial incentive to such individuals.

                              CERTAIN TRANSACTIONS

     William J. Gallagher, the Company's Chairman and Chief Executive Officer, along with certain other stockholders and directors of the Company, are or were stockholders, officers and/or directors of WaterMarc Food Management, Inc. ("WaterMarc") during the time the transactions described in the next following paragraph occurred. Mr. Gallagher continues to be a stockholder of WaterMarc, although not a principal stockholder. The Company believes that the transactions described below were fair, reasonable and consistent with the terms of transactions which the Company could have entered into with nonaffiliated third parties. All future transactions with affiliates will be approved by a majority of the Company's disinterested directors.

     In June 1993, WaterMarc assigned to the Company all of the development rights it had obtained for Cluckers restaurants at an original cost to WaterMarc of 47,000 shares of its common stock. On June 18, 1993, these shares were tendered by WaterMarc to Cluckers Wood Roasted Chicken, Inc., ("CWRC") the Cluckers franchisor, and valued at $8.50 per WaterMarc share, or a total of $399,500. The development rights consisted of Cluckers franchise rights in Houston, Galveston, Dallas and San Antonio, Texas, and area development rights in Mexico and Central America. In consideration of this assignment, the Company issued to WaterMarc a convertible promissory note ("Note") due June 30, 1998 in the amount of $800,000 payable at the option of the Company in whole, or in part, in cash or Common Stock of the Company. The Note bore interest at 8% per annum, and was secured by all the assets of the Company and the stockholdings of Messrs. Gallagher, Coleman and Rosser. The substantial increase in the Note above the $399,500 of consideration paid by WaterMarc for the area development rights was attributable to the rights to the Mexico and Central America markets, which WaterMarc and the Company believed to have more value and market development potential than had been assigned by CWRC. During 1994, the Company repaid $315,000 of the Note and the Company and WaterMarc agreed to convert the remaining portion of the Note and other advances to the Company from WaterMarc totalling approximately $42,000, and $63,430 of accrued interest, into 240,000 shares of the Company's Common Stock, (valued at $2.50 per share by the Company's Board of Directors), which shares were subsequently sold by WaterMarc to JEB Investment Company ("JEB") for $1,800,000 payable by JEB in the form of a promissory note secured by the 240,000 shares, bearing interest at 9% per annum and payable June 30, 1996. In September 1996, WaterMarc reduced the principal amount of the promissory note due to it from JEB to $600,000. In December 1996, WaterMarc commenced foreclosure proceedings upon the 240,000 shares held by JEB and has advised the Company it intends to sell the shares immediately upon obtaining title to them. Michael M. Hogan, a director of the Company, is the President and a principal (and the controlling) stockholder of JEB.

     In June 1993, the Company issued 200,000 shares of its Common Stock to Messrs. Gallagher, Coleman and Rosser, officers and directors of the Company, for services rendered valued at $5,000, or $.025 per share which was the par value of the Common Stock at the time of issuance. During the same month, the Company issued 100,000 shares of its Common Stock to two investors for services rendered valued at $12,500 or $.125 per share, an increase of $.10 per share which was acceptable to the two investors because they were not founders of the Company and provided services rather than cash.

     In August 1993, the Company sold 240,000 shares of its Common Stock to a seven member investor group which included Bruce T. McGill, Henry H. Salzarulo, and Jeffrey M. Morehouse, then directors of the Company, for $300,000 or $1.25 per share in order to finance the development of the Company's first Cluckers restaurant in San Antonio, Texas.

     In April 1994, the Company sold 100,000 units of its securities at $2.50 per unit to a seven member investor group which included Henry H. Salzarulo and Jeffrey M. Morehouse, then directors of the Company. Each unit consisted of one share of Common Stock and a warrant to purchase an additional share at $2.50 per share at any time until April 1996. In March 1996, the expiration date of the warrant was extended to December 1997.

     In August 1994, the Company sold 110,000 shares of its Common Stock at $2.50 per share to an investor group none of whom were officers, directors or principal stockholders of the Company.

     The sales of Common Stock described in the three prior paragraphs reflect an increase in price from $1.25 to $2.50 per share and were the result of negotiations between the Company and the named investors. The Company believes it was able to realize a higher price per share in later transactions because the Company's business had matured and the perceived risk associated with the business had lessened.

     In March 1995, the Company entered into an employment agreement with D.W. Gibbs, its then Chief Executive Officer and a director and in August 1995, the Company entered into an employment agreement with Mr. Gallagher, the Chairman and Chief Executive Officer of the Company which was subsequently amended in September 1996. See "Management-Executive Compensation."

     In March 1995, the Company executed an agreement with Bruce T. McGill, then a director of the Company, to develop up to ten Cluckers restaurants in Singapore over a 20-year period. Mr. McGill agreed to pay a $50,000 license fee (including $20,000 in cash and a promissory note for $30,000), a 5% royalty and a 4% advertising fee on gross revenues generated from the Cluckers restaurants. The license was converted to apply to Harvest Rotisserie restaurants in March 1996. In October 1996, the Company refunded $10,000 of the deposit, cancelled the $30,000 promissory note and reduced the number of Restaurants under the agreement from ten Restaurants to two Restaurants. Under the agreement, Mr. McGill also has a right of first refusal until March 30, 1997, to match the terms of any license the Company agrees to sell to develop Harvest Rotisserie restaurants in Malaysia.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Akin, Doherty, Klein & Feuge, P.C. conducted the audit of the Company's financial statements for the year ended December 29, 1996. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.



                                                     William J. Gallagher
                                                     Chief Executive Officer

April 30, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                          CLUCKCORP INTERNATIONAL, INC.
                            TO BE HELD JUNE 11, 1997


     The undersigned hereby appoints William J. Gallagher as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of CluckCorp International, Inc. held of record by the undersigned on April 25, 1997, at the Annual Meeting of Shareholders to be held June 11, 1997, or any adjournment or postponement thereof.

         1. ELECTION OF DIRECTORS

         _____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).

         _____    WITHHOLD AUTHORITY to vote for all nominees listed below.

     NOMINEES:  William J. Gallagher, Larry F. Harris, Sam Bell Steves Rosser,
                      Michael M. Hogan, Theodore M. Heesch

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.


     2. To approve an increase in the number of shares reserved for issuance under the Company's 1994 Stock Option Plan from 250,000 shares to 500,000 shares.

         FOR _____              AGAINST _____         WITHHOLD VOTE _____

     3. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE AND FOR THE PROPOSAL SET FORTH IN ITEM 2, ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
       ---------------------------           -----------------------------------
                                             Signature


PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.                           -----------------------------------
                                             Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. [ ]